CONTACT:	David S. Collins	Devin Sullivan
	Chief Financial Officer	Senior Vice President
	(630) 845-4500	The Equity Group Inc.
(212) 836-9608

FOR IMMEDIATE RELEASE

FUEL TECH REPORTS 2016 FIRST QUARTER FINANCIAL RESULTS

Q1 2016 Overview

•	Revenues of $17.8 million compared to $15.1 million in Q1 2015

•	Gross profit of $6.0 million, or 33.9% of revenue, compared to $6.7 million, or 44.1% of revenue, in Q1 2015

•	Net loss was $2.6 million, or $0.11 per diluted share, compared to net loss of $1.7 million, or $0.07 per diluted share, in Q1 2015

•	At March 31, 2016 total cash and equivalents of $16.4 million, or $0.71 per diluted share

•	No long-term debt

WARRENVILLE, Ill., May 10, 2016 - Fuel Tech, Inc. (NASDAQ: FTEK), a world leader in advanced engineering solutions for the optimization of combustion systems and emissions control in utility and industrial applications, today reported financial results for the first quarter ("Q1") ended March 31, 2016.

Q1 2016 Results Overview
Consolidated revenues for Q1 2016 were $17.8 million as compared to $15.1 million in Q1 2015, reflecting stronger U.S. activity within our Air Pollution Control ("APC") technology segment, partially offset by lower revenues at FUEL CHEM®.
Operating loss for Q1 2016 was $2.6 million as compared to an operating loss of $2.4 million in Q1 2015. Net loss for Q1 2016 was $2.6 million, or $0.11 per diluted share, compared to net loss of $1.7 million, or $0.07 per diluted share, in the same period last year.

APC segment revenues in Q1 2016 rose 89.4% to $13.0 million from $6.9 million in Q1 2015, reflecting several new domestic and international APC projects that commenced in mid-to-late 2015 and continued towards completion in Q1 2016.
APC gross profit increased to $3.7 million from $2.5 million in Q1 2015. Gross margin for Q1 2016 declined to 28.3% of segment revenues from 37.0% in Q1 2015, primarily due to declines in margins on certain projects in China.
The FUEL CHEM® segment revenues declined to $4.8 million during Q1 2016 from $8.2 million during Q1 2015. This segment will likely continue to be affected by a reduction in electricity demand from coal-fired combustion units and low natural gas prices, which leads to fuel switching, unscheduled outages, and combustion units operating at less than capacity. Further, the mild weather conditions in the U.S. during Q1 2016 resulted in soft demand. Despite lower revenues, gross margin during Q1 2016 remained stable at 49.2% when compared with Q1 2015 at 50.1%.
The Fuel Conversion segment generated an operating loss of $0.7 million, and the Company continues to make steady progress in developing this potential new business.
Capital projects backlog in the APC segment stood at $17.5 million at March 31, 2016 compared to $22.2 million at December 31, 2015, reflecting a slower pace of U.S. bookings in Q1 2016. During Q1 2016, Fuel Tech announced new project awards covering multiple geographies and solutions with an aggregate value of $9.4 million. Thus far in Q2 2016, the Company has announced an additional $2.6 million in APC awards.
Selling, general and administrative (SG&A) expenses for Q1 2016 declined 8.8% to $7.5 million, or 42.0% of revenues, from $8.2 million, or 54.3% of revenues, in Q1 2015, reflecting the favorable impact of previously announced cost cutting initiatives on employee-related costs, professional and consulting fees, and travel expenses. These reductions were offset by higher administrative costs associated with our foreign operations and increased stock compensation expense.
Fuel Tech's research and development expenses for Q1 2016 increased to $1.2 million from $0.9 million in Q1 2015, with increased spending primarily related to ongoing projects associated with the Fuel Conversion development initiative.
Vincent J. Arnone, President and Chief Executive Officer of Fuel Tech, commented, “Despite a still challenging environment, our APC business continues to show signs of strengthening. Based on $12 million of bookings year-to-date and our current sales pipeline, we continue to believe that APC revenues in 2016 will be higher than 2015. We are actively pursuing projects in the U.S., China, and Europe, as well as investigating market opportunities in new geographies, such as India, that could develop over time.

“Lower natural gas prices, weak energy demand and a relatively mild winter combined to negatively impact our results at FUEL CHEM, and we expect this segment to continue to face headwinds throughout 2016. We will manage our costs appropriately and expect margins to remain consistent with historical levels.”
He continued, “We continue to invest in our growth and evolution as a company, with much of this focus directed towards our Fuel Conversion initiative. We believe that Fuel Conversion offers an exciting opportunity to expand Fuel Tech’s solutions portfolio and diversify our business model by creating a more predictable and sustainable revenue stream.”
Mr. Arnone concluded, “Our financial position remains strong, allowing us to allocate the resources required to advance our growth strategies without adding any leverage to our balance sheet. At March 31, 2016, we reported total cash and cash equivalents of $16.4 million, or $0.71 per diluted share, working capital of $30.8 million, and no long-term debt.”

Conference Call
Management will host a conference call on Wednesday, May 11, 2016 at 9:00 AM ET to discuss the results.

Interested parties may participate in the call by dialing:
· (877) 423-9820 (Domestic) or
· (201) 493-6749 (International)

The conference call will also be accessible via the Upcoming Events section of the Company’s web site at
www.ftek.com. For those who cannot listen to the live broadcast, an online replay will be available at
www.ftek.com, or a phone replay will be available through May 18, 2016 by dialing (877) 660-6853 (domestic) or (201) 612-7415 (international) and entering the passcode 13636218.

About Fuel Tech

Fuel Tech is a leading technology company engaged in the worldwide development, commercialization and application of state-of-the-art proprietary technologies for air pollution control, process optimization, and advanced engineering services.  These technologies enable customers to produce both energy and processed materials in a cost-effective and environmentally sustainable manner.
The Company’s nitrogen oxide (NOx) reduction technologies include advanced combustion modification techniques - such as Low NOx Burners and Over-Fire Air systems - and post-combustion NOx control approaches, including NOxOUT® and HERT™ SNCR systems, ASCR™ Advanced Selective Catalytic Reduction systems, NOxOUT-SCR®, NOxOUT CASCADE®, and I-NOx™ Integrated NOx Reduction Systems, which utilize various combinations of these systems, along with the ULTRA™ process for safe ammonia generation. These technologies have established Fuel Tech as a leader in NOx reduction, with installations on over 1,000 units worldwide, where coal, fuel oil, natural gas, municipal waste, biomass and other fuels are utilized.
Fuel Tech’s technologies for particulate control include Electrostatic Precipitator (ESP) products and services include ESP Inspection Services, Performance Modeling, Performance and Efficiency Upgrades, along with complete turnkey capability for ESP retrofits, with more than 60 major rebuilds on units up to 700 MW. Flue gas conditioning (FGC) systems include treatment using sulfur trioxide (SO3) and ammonia (NH3) based conditioning to improve the performance of ESPs by modifying the properties of the fly ash particle. FGC systems offer a lower capital cost approach to improving ash particulate capture versus the alternative of installing larger ESPs or utilizing fabric filter technology to meet targeted emissions and opacity limits. Fuel Tech’s particulate control technologies have been installed on more than 125 units worldwide.
The Company’s FUEL CHEM® technology revolves around the unique application of chemicals to improve the efficiency, reliability, fuel flexibility and environmental status of combustion units by controlling slagging, fouling, corrosion, opacity and operational issues associated with sulfur trioxide, ammonium bisulfate, particulate matter (PM2.5), carbon dioxide, and NOx.  The Company has experience with this technology, in the form of a customizable FUEL CHEM program, on over 110 combustion units burning a wide variety of fuels including coal, heavy oil, biomass, and municipal waste.
Fuel Tech also provides a range of combustion optimization services, including airflow testing, coal flow testing and boiler tuning, as well as services to help optimize selective catalytic reduction system performance, including catalyst management services and ammonia injection grid tuning.  In addition, flow corrective devices and physical and computational modeling services are available to optimize flue gas distribution and mixing in both power plant and industrial applications.
Many of Fuel Tech’s products and services rely heavily on the Company’s exceptional Computational Fluid Dynamics modeling capabilities, which are enhanced by internally developed, high-end visualization software.  These capabilities, coupled with the Company’s innovative technologies and multi-disciplined team approach, enable Fuel Tech to provide practical solutions to some of our customers’ most challenging problems.  For more information, visit Fuel Tech’s web site at www.ftek.com.

This press release may contain statements of a forward-looking nature regarding future events. These statements are only predictions and actual events may differ materially. Please refer to documents that Fuel Tech files from time to time with the Securities and Exchange Commission for a discussion of certain factors that could cause actual results to differ materially from those contained in the forward-looking statements.

FUEL TECH, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share and per share data)

	March 31, 2016	December 31, 2015

Assets
Current assets:
Cash and cash equivalents	$9,383	$21,684
Restricted cash	2,000	—
Marketable securities	14	19
Accounts receivable, net of allowance for doubtful accounts of $1,687 and $1,772, respectively	26,546	23,060
Inventories	1,436	1,653
Prepaid expenses and other current assets	2,960	3,889
Prepaid income taxes	2,415	1,857
Deferred income taxes	1,239	239
Total current assets	45,993	52,401
Property and equipment, net of accumulated depreciation of $23,921 and $23,414, respectively	11,568	12,001
Goodwill	2,116	2,116
Other intangible assets, net of accumulated amortization of $7,886 and $7,452, respectively	6,748	7,144
Deferred income taxes	—	992
Restricted cash	5,020	—
Other assets	1,334	1,357
Total assets	$72,779	$76,011
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$8,615	$8,942
Accrued liabilities:
Employee compensation	1,620	1,645
Other accrued liabilities	4,964	5,949
Total current liabilities	15,199	16,536
Other liabilities	510	501
Total liabilities	15,709	17,037
Commitments and contingencies
Shareholders’ equity:
Common stock, $.01 par value, 40,000,000 shares authorized, 23,539,342 and 23,419,008 shares issued, and 23,257,804, and 23,167,216 shares outstanding, respectively	235	234
Additional paid-in capital	135,753	135,394
Accumulated deficit	(76,769)	(74,132)
Accumulated other comprehensive loss	(1,130)	(1,556)
Nil coupon perpetual loan notes	76	76
Treasury stock, at cost	(1,095)	(1,042)
Total shareholders’ equity	57,070	58,974
Total liabilities and shareholders’ equity	$72,779	$76,011

FUEL TECH, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except share and per-share data)

	Three Months Ended March 31,
	2016	2015
Revenues	$17,822	$15,103
Costs and expenses:
Cost of sales	11,774	8,437
Selling, general and administrative	7,479	8,203
Research and development	1,158	872
	20,411	17,512
Operating loss	(2,589)	(2,409)
Interest expense	—	(27)
Interest income	10	7
Other expense	(263)	(96)
Loss before income taxes	(2,842)	(2,525)
Income tax benefit	205	871
Net loss	$(2,637)	$(1,654)
Net loss per common share:
Basic	$(0.11)	$(0.07)
Diluted	$(0.11)	$(0.07)
Weighted-average number of common shares outstanding:
Basic	23,184,000	22,927,000
Diluted	23,184,000	22,927,000

FUEL TECH, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)
(in thousands)

	Three Months Ended March 31,
	2016	2015
Net (loss)	$(2,637)	$(1,654)
Other comprehensive income (loss):
Foreign currency translation adjustments	429	(161)
Unrealized (losses) from marketable securities, net of tax	(3)	—
Total other comprehensive income (loss)	426	(161)
Comprehensive (loss)	$(2,211)	$(1,815)

FUEL TECH, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Three Months Ended March 31,
	2016	2015
Operating Activities
Net loss	$(2,637)	$(1,654)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	486	520
Amortization	434	543
Loss (gain) on disposal of equipment	1	(25)
Allowance for doubtful accounts	(99)	10
Deferred income taxes	(99)	(226)
Stock-based compensation	461	272
Changes in operating assets and liabilities:
Accounts receivable	(3,331)	4,882
Inventories	219	(536)
Prepaid expenses, other current assets and other non-current assets	597	(35)
Accounts payable	(377)	(937)
Accrued liabilities and other non-current liabilities	(1,243)	(1,699)
Net cash provided by (used in) operating activities	(5,588)	1,115
Investing Activities
Purchases of property, equipment and patents	(91)	(276)
Proceeds from the sale of equipment	1	25
Net cash (used in) investing activities	(90)	(251)
Financing Activities
Change in restricted cash	(7,020)	—
Payments on short-term borrowings	—	(815)
Treasury shares withheld	(53)	(173)
Net cash (used in) financing activities	(7,073)	(988)
Effect of exchange rate fluctuations on cash	450	(203)
Net decrease in cash and cash equivalents	(12,301)	(327)
Cash and cash equivalents at beginning of period	21,684	18,637
Cash and cash equivalents at end of period	$9,383	$18,310

FUEL TECH, INC.
BUSINESS SEGMENT FINANCIAL DATA
(Unaudited)
(in thousands)

Information concerning Fuel Tech’s reporting segment net sales and gross margin are provided below:

Three months ended March 31, 2016	Air Pollution Control Segment	FUEL CHEM Segment	Fuel Conversion Segment	Other	Total
Revenues from external customers	$12,990	$4,832	$—	$—	$17,822
Cost of sales	(9,319)	(2,455)	—	—	(11,774)
Gross margin	3,671	2,377	—	—	6,048
Selling, general and administrative	—	—	—	(7,479)	(7,479)
Research and development	—	—	(687)	(471)	(1,158)
Operating income (loss)	$3,671	$2,377	$(687)	$(7,950)	$(2,589)

Three months ended March 31, 2015	Air Pollution Control Segment	FUEL CHEM Segment	Fuel Conversion Segment	Other	Total
Revenues from external customers	$6,857	$8,246	$—	$—	$15,103
Cost of sales	(4,321)	(4,116)	—	—	(8,437)
Gross margin	2,536	4,130	—	—	6,666
Selling, general and administrative	—	—	—	(8,203)	(8,203)
Research and development	—	—	(472)	(400)	(872)
Operating income (loss)	$2,536	$4,130	$(472)	$(8,603)	$(2,409)

Note: Fuel Tech is an integrated company that segregates its financial results into three reportable segments. The Air Pollution Control technology segment includes technologies to reduce NOxemissions in flue gas from boilers, incinerators, furnaces and other stationary combustion sources. The FUEL CHEM®technology segment, which uses chemical processes in combination with advanced CFD and CKM boiler modeling, for the control of slagging, fouling, corrosion, opacity and other sulfur trioxide-related issues in furnaces and boilers through the addition of chemicals into the furnace using TIFI®Targeted In-Furnace Injection™ technology. The Fuel Conversion segment represents CARBONITE® fuel conversion process and technology, which can convert coals of various grades into value-added products that are high in energy content, carbon-rich and less pollutive. The “Other” classification includes those profit and loss items not allocated by Fuel Tech to each reportable segment.

FUEL TECH, INC.
GEOGRAPHIC INFORMATION
(Unaudited)
(in thousands)
Information concerning Fuel Tech’s operations by geographic area is provided below. Revenues are attributed to countries based on the location of the customer. Assets are those directly associated with operations of the geographic area.

	Three Months Ended March 31,
	2016	2015
Revenues:
United States	$14,430	$12,575
Foreign	3,392	2,528
	$17,822	$15,103

	March 31, 2016	December 31, 2015
Assets:
United States	$48,004	$47,437
Foreign	24,775	28,574
	$72,779	$76,011

FUEL TECH, INC.
RECONCILIATION OF GAAP NET LOSS TO EBITDA AND ADJUSTED EBITDA
(Unaudited)
(in thousands)

	Three Months Ended March 31,
	2016	2015
Net loss	$(2,637)	$(1,654)
Interest expense	—	27
Income tax benefit	(205)	(871)
Depreciation expense	486	520
Amortization expense	434	543
EBITDA	(1,922)	(1,435)
Stock compensation expense	461	272
ADJUSTED EBITDA	$(1,461)	$(1,163)

Adjusted EBITDA
To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (GAAP), the Company has provided an Adjusted EBITDA disclosure as a measure of financial performance. Adjusted EBITDA is defined as net income (loss) before interest expense, income tax expense (benefit), depreciation expense, amortization expense and stock compensation expense. The Company's reference to these non-GAAP measures should be considered in addition to results prepared in accordance with GAAP standards, but are not a substitute for, or superior to, GAAP results.
Adjusted EBITDA is provided to enhance investors' overall understanding of the Company's current financial performance and ability to generate cash flow, which we believe is a meaningful measure for our investor and analyst communities. In many cases non-GAAP financial measures are utilized by these individuals to evaluate Company performance and ultimately determine a reasonable valuation for our common stock. A reconciliation of Adjusted EBITDA to the nearest GAAP measure of net income (loss) has been included in the above financial table.